UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02

On November 18, 2019 Todd S. Caven was appointed and agreed to serve as a member of the Board of Directors of Regen Biopharma, Inc. Todd S. Caven also currently serves as Chief Financial Officer of Regen Biopharma, Inc. (“Regen” or the “Company”). Todd S. Caven also currently serves as a Director and Chief Financial Officer of Zander Therapeutics, Inc. (“Zander”) a company under common control with Regen.

Related Party Transactions between the Company and Todd S. Caven:

On June 23, 2015 the Company entered into an agreement (“Agreement”) with Zander whereby the Company granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by The Company (” License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is a subsidiary of Entest Biomedical, Inc.

Pursuant to the Agreement, Zander shall pay to The Company one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto. KCL Therapeutics Inc. is a wholly owned subsidiary of the Company.

On July 11, 2018 the Company issued a Convertible Note (“Note”) in the face amount of $11,500 to an entity controlled by Todd Caven for consideration consisting of $11,500 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is May 4, 2021. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $0.01 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

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(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $0.01 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note.

As of September 30, 2019 $11,500 of the principal amount of the Note remains outstanding.

On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A one time interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

On June 27, 2019 Zander converted $340,000 of the principal amount of the Note into 194,285,714 shares of the Series A Preferred stock of Regen. The principal balance outstanding of the Note is $10,000 as of September 30, 2019.

As of September 30, 2019 Regen Biopharma Inc. is indebted to Zander in the amount of $64,400 exclusive of the abovementioned convertible note.

On January 17, 2019 Zander loaned $1,500 to Regen. The loan bears simple interest at 10% and is due and payable January 17, 2020.$500 of the principal amount remains outstanding.

On April 11, 2019 Zander loaned $5,000 to Regen. The loan bears simple interest at 10% and is due and payable April 11, 2020.

On April 30, 2019 Zander loaned $20,000 to Regen. The loan bears simple interest at 10% and is due and payable April 30, 2020.

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On May 3, 2019 Zander loaned $5,000 to Regen. The loan bears simple interest at 10% and is due and payable May 3, 2020.

On May 9, 2019 Zander loaned $400 to Regen. The loan bears simple interest at 10% and is due and payable May 9, 2020.

On May 29, 2019 Zander loaned $5,000 to Regen. The loan bears simple interest at 10% and is due and payable May 29, 2020.

On May 31, 2019 Zander loaned $6,000 to Regen. The loan bears simple interest at 10% and is due and payable May 31, 2020.

On June 6, 2019 Zander loaned $4,000 to Regen. The loan bears simple interest at 10% and is due and payable June 6, 2020.

On June 14, 2019 Zander loaned $3,000 to Regen. The loan bears simple interest at 10% and is due and payable June 14, 2020.

On July 1, 2019 Zander loaned $6,000 to Regen. The loan bears simple interest at 10% and is due and payable July 1, 2020.

On July 3, 2019 Zander loaned $6,000 to Regen. The loan bears simple interest at 10% and is due and payable July 3, 2020.

On July 15, 2019 Zander loaned $3,500 to Regen. The loan bears simple interest at 10% and is due and payable July 1, 2020.

All of Zander, Regen and KCL Therapeutics are agreeable that Zander shall be permitted at its option to apply any unpaid overdue liability of Regen towards any Anniversary fees and/or Minimum Royalties that may be payable by Zander pursuant to the Agreement abovementioned entered into on June 23, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: November 18, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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